Exhibit 99.1

DRI Corporation Announces New Multi-Year Global Supply Agreement With Volvo of Sweden

DALLAS--(BUSINESS WIRE)--February 16, 2010--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, noted today that its Mobitec AB (Mobitec) subsidiary in Sweden has signed a new multi-year global supply agreement with Volvo Bus Corporation (Volvo).

As part of the new multi-year agreement, Mobitec will provide electronic destination sign systems to Volvo worldwide. The new agreement is a continuation of the strong relationship that Mobitec has held with Volvo for many years.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “We are honored to have Volvo’s continued and reaffirmed confidence in Mobitec as its primary supplier of information systems worldwide. We believe that Mobitec’s new agreement and continued cooperation with Volvo may enable DRI to develop new markets that may potentially yield higher business volume. In substantial part, this new agreement points to our strength in providing ‘local’ customer service in a large percentage of our served markets. We presently serve over 500 customers in more than 50 countries. Our Mobitec team is commended once again for demonstrating their ability to deliver high quality and technologically competitive products at attractive prices with strong customer service support on a local basis. These attributes, which are expected by customers like Volvo, are what we strive to deliver on a consistent basis.”

For more information about Volvo’s bus vehicles, visit www.volvobuses.com.

ABOUT MOBITEC

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the development of new markets for Mobitec and the potential for higher business volume for the Company as a result of the new multi-year global supply agreement with Volvo Bus Corporation; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the development of potential new markets for Mobitec and potential higher business volume as a result of the new multi-year global supply agreement with Volvo Bus Corporation; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com